Exhibit 21.1

INTERNATIONAL STEEL GROUP INC. SUBSIDIARIES

Jurisdiction of
Incorporation or
Name of Subsidiary	Organization
Hibbing Land Corporation	Delaware
Hibbing Taconite Holding Inc.	Minnesota
International Steel (Barbados) SRL	Barbados
ISG Acquisition Inc.	Delaware
ISG Burns Harbor LLC	Delaware
ISG Chicago Cold Rolling LLC	Delaware
ISG Cleveland Inc.	Delaware
ISG Cleveland West Inc.	Delaware
ISG Cleveland West Properties Inc.	Delaware
ISG Cleveland Works Railway Company	Delaware
ISG Columbus Coatings LLC	Delaware
ISG Columbus Processing LLC	Delaware
ISG/EGL Holding Company	Delaware
ISG Georgetown Inc.	Delaware
ISG Hennepin Inc.	Delaware
ISG Hibbing Inc.	Delaware
ISG Indiana Harbor Inc.	Delaware
ISG Lackawanna LLC	Delaware
ISG Piedmont LLC	Delaware
ISG Plate LLC	Delaware
ISG Railways Inc.	Delaware
ISG Real Estate Inc.	Delaware
ISG Riverdale Inc.	Delaware
ISG Sales Inc.	Delaware
ISG South Chicago & Indiana Harbor Railway Company	Delaware
ISG Sparrows Point LLC	Delaware
ISG Steel Mexico	Mexico
ISG Steelton LLC	Delaware
ISG Technologies Inc.	Delaware
ISG Trinidad Unlimited	Trinidad
ISG Venture Inc.	Delaware
ISG Warren Inc.	Delaware
ISG Weirton Inc.	Delaware
Ontario Iron Company	Minnesota
Tow Path Valley Business Park Development Company	Delaware
Pristine Resources Inc.	Delaware
Tecumseh Redevelopment Inc.	Delaware

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